EXHIBIT 11.1

Exhibit 11.1 - Computation of Earnings per Share


                                                              September 30, 2005
        Basic:

        Net Income                                                    ($719,121)
                                                                      ==========

        Average shares:
             Average shares outstanding                               89,242,284
                                                                      ==========

        Net income per common share, basic                               ($0.01)
                                                                         =======


        Diluted:

        Net Income                                                    ($719,121)
                                                                      ==========

        Average shares:
             Average shares outstanding                              100,633,784
                                                                     ===========

        Net income per common share, basic                               ($0.01)
                                                                         =======